UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 31, 2007

BROOKE CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Kansas	0-25679	48-118574
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10950 Grandview Drive, Suite 600, Overland Park, Kansas	66210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (913) 661-0123

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a)	On December 31, 2007, Brooke Capital Corporation (AMEX:BCP), a subsidiary of Brooke Corporation (“Nasdaq:BXXX), borrowed $9,000,000 from Citizens Bank & Trust Company, a Missouri banking corporation (the “Bank”), pursuant to the terms of a promissory note in the same amount dated December 31, 2007 (the “Note”). The Note, which bears interest at prime, provides for quarterly interest-only payments and is due and payable in full on February 5, 2009. The Note may be prepaid at any time without penalty or premium. Payment obligations under the Note may be accelerated at the option of the Bank if (a) Brooke Capital Corporation (“Brooke Capital”) fails to pay, perform or observe any obligation it has to the Bank under any agreement between Brooke Capital and the Bank; (b) Brooke Capital fails to pay any amount owed to any other creditor related to borrow money or similar indebtedness; (c) Brooke Corporation (“Brooke Corp.”) fails to pay, perform or observe any obligation of Brooke Corp. to the Bank pursuant to any agreement between Brooke Corp. and the Bank, including the pledge agreement discussed below; (d) the owners of stock of Brooke Capital as of December 31, 2007 fail to maintain majority ownership or voting control of Brooke Capital; (e) the owners of stock of Brooke Corp. as of December 31, 2007 fail to maintain effective voting control of Brooke Corp.; (f) Robert Orr, Keith Bouchey, Michael Hess, Leland Orr, Carl Baranowski, Kyle Garst or Dane Devlin die or are declared incompetent or fail to perform fully those duties being performed by such persons for the benefit of Brooke Capital or Brooke Corp. on December 31, 2007; (g) any bankruptcy or other insolvency proceeding is filed by or against Brooke Capital or Brooke Corp.; (h) one or more judgments, decrees or orders of payment of money in excess of $250,000 in the aggregate during any 12-month period is rendered against Brooke Capital and/or Brooke Corp.; (i) any material regulatory investigation, proceeding or action against Brooke Capital or Brooke Corp. is commenced; (j) any representation or warranty made by or on behalf of or concerning Brooke Capital or Brooke Corp. in connection with the Note or the pledge agreement discussed below proves to be incorrect, incomplete or misleading in any material respect; (k) the value of common stock of Brooke Credit Corporation, another majority-owned subsidiary of Brooke Corp., falls below $2.40 per share; or (l) in the Bank’s reasonable judgment, there occurs any material adverse change in the financial conditions or economic prospects of Brooke Capital or Brooke Corp. or the value or liquidity of the Bank’s lien on any collateral. A copy of the Note is furnished as Exhibit 10.1 to the current report on Form 8-K.

Payment of the Note is not secured by any assets of Brooke Capital but is secured by Brooke Corp.’s pledge of shares of common stock it holds in Brooke Capital and Brooke Credit Corporation pursuant to the terms of a pledge agreement between Brooke Corp. and the Bank dated December 31, 2007 (the “Pledge Agreement”).

The net proceeds of the loan were used to pay off short-term debt due Brooke Corp. associated with an earlier multi-state, multi-location insurance agency acquisition transaction that closed at the end of the third quarter 2007. A copy of the Pledge Agreement is furnished as Exhibit 10.2 to this current report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit 10.1 Promissory Note dated December 31, 2007.

Exhibit 10.2 Pledge Agreement dated December 31, 2007.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: 1/4/08

BROOKE CORPORATION

/s/ Kyle Garst
Kyle Garst
President and Chief Executive Officer